                                                                   EXHIBIT 10.30



                                   EXHIBIT "A"

                                 FIRST AMENDMENT
                                       OF
                        RESEARCH & DEVELOPMENT AGREEMENT

            THIS AGREEMENT is made and shall be effective as of the 1st day of November, 1997, by and among Iomed, Inc., a Utah corporation ("Iomed"), Novartis Pharmaceuticals Corporation, a Delaware corporation and the successor to the ethical pharmaceuticals business of Ciba-Geigy Corporation ("Novartis"), and Dermion, Inc., a Delaware corporation ("Dermion"). Each of Iomed, Novartis and Dermion are referred to herein individually as a "Party", and are referred to collectively herein as the "Parties".

                                    RECITALS:

            A. Iomed, Novartis and Dermion are the parties in interest to that certain Research and Development Agreement, dated as of March 29, 1996 (the "R&D Agreement").

            B. Pursuant to the terms of that certain Exchange Agreement among the Parties, of even date herewith (the "Exchange Agreement"), Iomed, Dermion and Novartis have agreed to enter into this Agreement in order to amend certain of the terms, conditions and provisions of the R&D Agreement.

            C. The Parties intend that this Agreement shall satisfy their respective duties and obligations under paragraph 4 of the Exchange Agreement.

                                   AGREEMENT:

            NOW, THEREFORE, in consideration of the foregoing Recitals, the execution and delivery by the Parties of the Exchange Agreement, and the covenants and agreements set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

            1. References to Ciba-Geigy Corporation. The R&D Agreement is hereby amended by deleting therefrom, in each instance at which it appears, the term "Ciba", or any other reference to Ciba-Geigy Corporation, and substituting therefore in each such instance the term "Novartis" or an appropriate reference to Novartis Pharmaceuticals Corporation.

            2. Use of Defined Terms. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meaning assigned to such terms in the R&D Agreement.

            3. Numbering of Sections. The internal numbering sequence of the R&D Agreement is herewith modified and amended, as necessary, in order to reflect the additions and deletions to the R&D Agreement provided for by this Agreement.

            4. Amendment of Defined Terms. The Definition of the term "Products," as set forth in Article I of the R&D Agreement is modified and amended to read in its entirety as follows:

               " "Product". Shall mean a System developed by Dermion or Iomed and Novartis pursuant to this Agreement for delivery of any Drug specified by the parties."

            5. Amendment of Paragraph 3.1(c). Paragraph 3.1(c) of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "(c) Updates. If Ciba desires at any time during the Exclusivity
            Period to update Schedule 3.1(a) in order to include a new therapeutic field (the "proposed Ciba Field"), or at any time during the term of this Agreement to update Schedule 3.1(b) to include a new Ciba Proprietary Drug (such Drug, together with the associated Specified Indication, the "Proposed Ciba Proprietary Drug"), it shall notify Iomed and Dermion in writing, which notice shall contain (i) in the case of a Proposed Ciba Field, a certification that such Proposed Ciba Field satisfies the condition set forth in either clause (i) or clause (ii) of Section 3.1(a) hereof, or (ii) in the case of a Proposed Ciba Proprietary Drug, a certification that such Proposed Ciba Proprietary Drug satisfies the condition set forth in Section 3.1(b) hereof. Such Proposed Ciba Field or Proposed Ciba Proposed Proprietary Drug shall automatically and without further action by any party hereto become a Ciba Field or a Ciba Proprietary Drug, as the case may be, and be treated as such for all purposes of this Agreement immediately upon receipt by Dermion of such written notice; provided, however, that if Iomed or Dermion has, prior to their receipt of such notice and in compliance with the terms of this Agreement (including without limitation Section
            3.3 hereof), independently or pursuant to an agreement with any other Person (a "Third Party Agreement") undertaken research, development, manufacture, distribution or sale of any System to deliver a Drug in the Proposed Ciba Field or the Proposed Ciba Proprietary Drug for treatment of the Specified Indication, neither the rights of Iomed and Dermion nor such Third Party Agreement shall be subject to this Article 3."

            6. Amendment of Paragraph 3.2. Paragraph 3.2 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "3.2 Exclusivity. Neither Iomed nor Dermion shall conduct, have conducted or fund any research or development activity with

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


               respect to, or manufacture, distribute or sell (whether independently or on behalf of a third party) any System for delivery of any Drug in a Novartis Field during the Exclusivity Period or any Novartis Proprietary Drug for treatment of the Specified Indication during the term of this Agreement, except
               (i) pursuant to the Program in accordance with this Agreement, or
               (ii) outside the scope of the Program, subject to compliance with
               Section 3.3."

            7. Amendment of Section 3.3. Section 3.3 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "3.3 Development of Systems for or by Iomed or Dermion Outside the Program.

                    (a) Notice of Proposed Systems. In the event that during the
               Exclusivity Period Iomed or Dermion determines to develop a System (including any Abandoned Product) outside the scope of the Program, either pursuant to a third party offer (a "Third Party Offer") to develop a System, or otherwise (a "Proposed System"), Dermion or Iomed, as the case may be, shall give notice of the Proposed System to the Committee (the "Notice"). The Notice shall include at least the therapeutic field of the drug to be delivered pursuant to the Proposed System (the "Proposed Field"), as well as such other information as is relevant to the Proposed System, provided, that if the Proposed System is to be developed pursuant to a Third Party Offer, Iomed or Dermion shall not be required to disclose to the Committee the name of such third party, the specific drug for which the System is to be developed (unless such drug is a Novartis Proprietary Drug, in which case such drug, as well as whether the indication proposed to be treated thereby is the Specified Indication with respect to such drug, shall be disclosed) or any other information that Iomed or Dermion determines, in its good faith judgment, should not be disclosed to Novartis because of confidentiality or competitive concerns (other than the therapeutic field, which must in any event be disclosed).

                    (b) Proposed Systems in a Novartis Field. If the Proposed
               Field is in whole or in part a Novartis Field, Iomed, Dermion or both, as the case may be, shall be prohibited from pursuing the development of the Proposed System during the Exclusivity Period without the prior written consent of Novartis, which may be given or withheld in the sole discretion of Novartis.


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

                    (c) Proposed Systems for Novartis Proprietary Drugs. If the
               Proposed System relates to the delivery of a Novartis Proprietary Drug for treatment of the Specified Indication, Novartis shall have the right during the term of this Agreement to elect to have Iomed or Dermion develop a Product for such Novartis Proprietary Drug for treatment of the Specified Indication for it pursuant to the Program instead of the Proposed System. If Novartis so elects, it shall give notice thereof to the Committee within fifteen (15) Business Days of receipt by the Committee of the Notice, in which case Iomed and Dermion shall be prohibited during the term of this Agreement from developing the Proposed System for treatment of the Specified Indication, subject to the last sentence of this Section 3.3(c). The development of any such Product for a Novartis Proprietary Drug for treatment of the Specified Indication pursuant to the Program shall be pursuant to this Agreement or an amendment to this Agreement (provided, that, other than providing for incremental costs to be paid by Novartis and incremental personnel, facilities and resources to be provided by Dermion, such amendment shall be on the same terms and conditions as this Agreement). If Novartis fails to give such notice within such fifteen (15) Business Day period, or if activities with respect to developing a Product for the Novartis Proprietary Drug for treatment of the Specified Indication pursuant to the Program have not commenced within ninety (90) days of receipt by the Committee of the Notice (other than as a result of any acts or omissions of Iomed or Dermion), Iomed or Dermion, as the case may be shall be free to pursue the development of the Proposed System for treatment of the Specified Indication outside the scope of the Program, provided, that if activities with respect to developing such Proposed System for treatment of the Specified Indication outside the scope of the Program have not commenced within ninety (90) days after expiration of such fifteen (15) Business Day period or such ninety (90) day period, as the case may be, any activities by Iomed or Dermion with respect to such Proposed System shall thereafter be subject to compliance with this Section 3.3.

                    (d) Other Proposed Systems. If the Proposed Field is not a
               Novartis Field and if the Drug proposed to be delivered pursuant to the Proposed System is not a Novartis Proprietary Drug for treatment of the Specified Indication, Iomed or Dermion, as the case may be, may freely develop the Proposed System either independently or for a third party (which development may be exclusively for the benefit of Iomed or Dermion or pursuant to an



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               agreement under which Iomed or Dermion, as appropriate, grants exclusive licenses to such third party)."

            8. Amendment of Section 3.4. Section 3.4 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "3.4 Development of Abandoned Products. Dermion or Iomed shall be entitled to pursue research concerning and development of Abandoned Products outside the scope of the Program, provided, that (i) any such activity shall be subject to compliance with
               Section 3.3, (ii) Patent Rights covering the Drug for which such Abandoned Product was being developed or such drug's manufacture or use shall have expired, and (iii) Dermion or Iomed, as the case may be, shall reimburse Novartis in accordance with the next sentence for all costs and expenses previously incurred in conducting Program activities with respect to such Abandoned Product. In reimbursement of such costs and expenses incurred with respect to any Abandoned Product, Dermion or Iomed shall pay to Novartis (i) within thirty (30) days after giving Notice pursuant to Section 3.3(a) with respect to the proposed development by Dermion or Iomed of such Abandoned Product, all such costs and expenses up to a maximum amount of $250,000, and
               (ii) within thirty (30) days of receipt thereof, fifty percent (50%) of all revenues received by Dermion or Iomed with respect to such Abandoned Product (including revenue from sales of and fees and/or royalties received with respect to such Abandoned Product) up to the amount of such costs and expenses not reimbursed pursuant to clause (i)."

            9. Amendment of Section 3.5. Section 3.5 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "3.5 Development of Systems for or by Novartis.

                    (a) Systems for the Delivery of Novartis Proprietary Drugs.
               In the event that during the term of this Agreement Novartis determines to develop a System for a Novartis Proprietary Drug for treatment of the Specified Indication, it shall give notice thereof to the Committee (a "Novartis Proposed Proprietary System"). Dermion shall have the right to elect to develop such Novartis Proposed Proprietary System for treatment of the Specified Indication as a Product pursuant to the Program. If Dermion so elects, it shall give notice thereof to the Committee within fifteen (15) Business Days of receipt by the Committee of such notice, in which case Novartis shall be prohibited during the

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

               term of this Agreement from developing the Novartis Proposed Proprietary System for treatment of the Specified Indication outside the scope of the Program, subject to the last sentence of this Section 3.5(a). The development of a Novartis Proposed Proprietary System for treatment of the Specified Indication as a Product pursuant to the Program shall be pursuant to this Agreement or an amendment to this Agreement (provided, that, other than providing for incremental costs to be paid by Novartis and incremental personnel, facilities and resources to be provided by Dermion, such amendment shall be on the same terms and conditions as this Agreement). If Dermion fails to give such notice within such fifteen (15) Business Day period, or if activities with respect to developing a Product for the Novartis Proprietary Drug for treatment of the Specified Indication have not commenced within ninety (90) days of receipt by the Committee of such notice (other than as a result of any acts or omissions of Novartis), Novartis shall be free to pursue the development of the Novartis Proposed Proprietary System for treatment of the Specified Indication outside the scope of the Program, provided, that if activities with respect to developing such Novartis Proposed Proprietary System for treatment of the Specified Indication outside the scope of the Program have not commenced within ninety (90) days after the expiration of such fifteen (15) Business Day period or such ninety (90) day period, as the case may be, any activities by Novartis with respect to such Novartis Proposed Proprietary System shall thereafter be subject to compliance with this Section 3.5(a).

                    (b) Other Systems. If during the term of this Agreement
               Novartis makes the determination to engage a third party (other than Dermion) to develop a System for a Drug owned, licensed or manufactured by Novartis (other than a Novartis Proprietary Drug for treatment of the Specified Indication, which shall be covered by Section 3.5(a) above) (a "Novartis Proposed System"), prior to initiating discussions with such third party, Novartis shall notify Dermion and Iomed in writing. Novartis agrees for a period of thirty (30) days from such notice (the "Novartis Standstill Period"), (i) to negotiate in good faith with Dermion or Iomed to reach an agreement under which Dermion or Iomed will develop the Novartis Proposed System for Novartis either pursuant to this Agreement or an amendment to this Agreement (provided, that, other than providing for incremental costs to be paid by Novartis and incremental personnel, facilities and resources to be provided by Dermion or Iomed, such amendment shall be on the same terms and conditions as this

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               Agreement), and (ii) Novartis shall not negotiate with or enter into a binding agreement with any third party for the development of such Novartis Proposed System. If, upon expiration of the Novartis Standstill Period, Novartis and either Dermion or Iomed have not reached an agreement with regard to the development of the Novartis Proposed System, Novartis shall be free to negotiate with and to enter into an agreement with a third party to develop the Novartis Proposed System. Notwithstanding the foregoing, this
               Section 3.5(b) shall not apply to any Novartis Proposed System to the extent that discussions regarding the development of such Novartis Proposed System are initiated by a third party.

                    (c) No Other Restrictions. Notwithstanding any other
               provision of this Agreement, Novartis shall be free to pursue the development of any System (including any Novartis Proposed System) independently without the assistance of a third party at any time without complying with Section 3.5(b) or any other provision of this Agreement (other than Section 3.5(a) which shall apply only in the case of a Novartis Proposed Proprietary System), and without any other restriction or limitation of any kind."

            10. Amendment of Section 4.3. Section 4.3 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "4.3 Ownership and Use of Jointly Developed Technology.

                    (a) Ownership of Jointly Developed Technology. Subject to
               Section 4.3(b), Dermion, Iomed and Novartis shall jointly hold all right, title and interest in and to all Jointly Developed Technology. Except as otherwise provided in this Agreement, Novartis, Iomed and Dermion may each freely practice and otherwise exploit any and all Jointly Developed Technology without the consent of, and without any obligation (including without limitation any obligation to pay royalties or other amounts, or to render an accounting) to any of the other parties. Dermion, Iomed and Novartis shall each cause its employees and others performing Program activities on its behalf (including, in the case of Dermion, Program Employees, and in the case of Novartis, Novartis Personnel) (its "Scientists") to execute agreements (i) assigning world-wide rights to all Jointly Developed Technology made or developed by such Scientists to Dermion, Iomed and Novartis, jointly, and (ii) agreeing to cooperate with Dermion, Iomed and Novartis in obtaining patent protection with respect thereto (including by executing such documents as may be required by any patent office in connection with a related patent application


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

               or patent). Each of Dermion, Iomed and Novartis shall cause its Scientists promptly to disclose to such party, and shall thereafter promptly disclose to the other parties and the Committee, the conception or reduction to practice of any Jointly Developed Technology that it believes has a reasonable likelihood of receiving patent protection.

                    (b) Limitations on Use of Jointly Developed Technology by
               Dermion and Iomed. Notwithstanding the rights of Dermion, Iomed and Novartis as joint owners of Jointly Developed Technology pursuant to Section 4.3(a), any use of Jointly Developed Technology by Dermion, Iomed and Novartis shall be subject to
               Article 3 hereof.

            11. Amendment of Section 4.4. Section 4.4 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "4.4 Transfer of Jointly Developed Technology. During the term of this Agreement, and for a period of three (3) years after the effective date of termination thereof (such term and period, the "Technology Transfer Restriction Period"), Dermion, Iomed and Novartis shall not sell, assign, transfer or convey (for purposes of this Section 4.4, "Assign") all right, title and interest in or to any item of Jointly Developed Technology without the prior written consent of the other parties, except (i) to a successor to substantially all of the business of Dermion, Iomed or Novartis, as the case may be, whether by merger, consolidation, stock sale, asset sale or otherwise, (ii) in the case of Novartis, to any Person other than a Prohibited Transferee, or
               (iii) in the case of Dermion and Iomed, to any Person other than for use in connection with the research, development, manufacture, distribution or sale of Systems for delivery of drugs in any of the Novartis Fields (as defined from time to time in accordance with Section 3.1(a)), it being a condition precedent to any Assignment of Jointly Developed Technology pursuant to this clause (iii) that Dermion or Iomed obtain the agreement of such Person not to so use during the Technology Transfer Restriction Period the Jointly Developed Technology to be Assigned; provided, however, that notwithstanding any other provision of this Section 4.4, in the event that Dermion or Iomed Assigns any Jointly Developed Technology to a Prohibited Transferee (which Assignment by its terms shall require the Assignee to give notice to Dermion or Iomed of subsequent Assignments by such Prohibited Transferee), and such Prohibited Transferee subsequently Assigns such Jointly Developed Technology to another Prohibited Transferee, Dermion



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               or Iomed, as the case may be, shall promptly give Novartis notice of such subsequent Assignment, in which case the restriction set forth in clause (ii) above shall, as of the date of such subsequent Assignment, terminate and thereafter be of no further force or effect."

            12. Amendment of Section 4.5. Section 4.5 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "4.5 Patents and Patent Applications.

                    (a) Initial Filings. Each party shall promptly disclose to the Committee the conception or reduction to practice of any Jointly Developed Technology that the disclosing party believes has a reasonable likelihood of receiving patent protection. Promptly after such disclosure, the Committee shall meet (in person or by teleconference) to discuss such Jointly Developed Technology, including (i) whether to proceed with a patent application with respect thereto and (ii) the jurisdictions in which such patent application should be filed. In the event that the Committee elects to file a patent application with respect to any Jointly Developed Technology, Novartis shall be responsible therefor (unless the Committee determines that Dermion or Iomed should file such patent application (which determination shall not be a Novartis Matter)) (the party filing such patent application being referred to in this Section 4.5 as the "Responsible Party"). The Responsible Party shall (i) give the other parties an opportunity to review the text of any such application promptly (with consideration of all applicable filing deadlines) before filing and (ii) promptly supply the other parties with a copy of the application as filed, together with notice of its filing date and serial number. Unless otherwise agreed by the parties, the Responsible Party shall be responsible for the initial filing of any such patent application and the subsequent prosecution and maintenance of the application and any resulting patents.

                    (b) Foreign Filings. Within a reasonable period of time
               (which the parties shall use reasonable efforts to ensure is no more than nine (9) months) following the filing date of a patent application pursuant to Section 4.4(a), the Committee shall determine whether to abandon such application without replacement, abandon and refile such application, proceed with such application only in the country of filing, or use such application (e.g. as the basis for a claim of priority under the Paris Convention) for corresponding applications in other countries.


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               Dermion, Iomed and Novartis shall consult together to ensure that, so far as practicable, the texts of applications filed in different jurisdictions contain the same information and claim the same scope of protection.

                    (c) Patent Prosecution and Maintenance. The Responsible
               Party shall diligently prosecute and maintain, using commercially reasonable practices, patent applications and patents with respect to Jointly Developed Technology for which it is responsible, and promptly provide the other party with copies of all relevant documentation with respect thereto. The Responsible Party shall use patent counsel and other professional advisors of its own selection, reasonably acceptable to the other party. The Committee shall periodically review the status of patents and patent applications constituting Jointly Developed Technology, including whether the prosecution and/or maintenance of each such patent or patent application should be continued.

                    (d) Authority. The Responsible Party shall have the sole and exclusive authority to prosecute and maintain the patent application and patent for which it is responsible, including the right to amend and cancel claimed subject matter, as may be reasonably appropriate or desirable in the view of the Responsible Party, but shall consult in good faith with the other parties regarding such prosecution and maintenance with respect to Jointly Developed Technology for which it is responsible, and will promptly provide the other parties with a copy of all relevant documentation with respect thereto. The other parties shall cooperate with the Responsible Party, including providing the Responsible Party with access to such information as may be reasonably necessary to permit such prosecution and maintenance, and signing, or causing to have signed, such documents as may be necessary or appropriate in connection therewith. Prior to abandoning any such patent application or patent, the Responsible Party shall offer the same to the other parties for prosecution or maintenance, as the case may be. The costs, if any, of such cooperation shall be Prosecution Costs subject to Section 4.4(e).

                    (e) Prosecution Costs. Dermion, Iomed and Novartis shall
               bear all Prosecution Costs equally, provided, that Dermion's share of such Prosecution Costs shall not exceed $50,000 per patent application (not including any Premium payable pursuant to Section 4.5(f)).



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

                   (f) Independent Filing. In the event that after
               consideration thereof the Committee elects not to file a patent application in any jurisdiction with respect to any Jointly Developed Technology, any of Dermion, Iomed or Novartis shall be entitled to file a patent application in such jurisdiction with respect to such Jointly Developed Technology (an "Independent Filing"). In such event, the party making the Independent Filing shall bear all Prosecution Costs with respect to such patent application and shall own all right, title and interest in and to any Patent Rights arising or resulting from such Independent Filing. Notwithstanding the foregoing, the other parties may within one (1) year of the filing date elect to join the filing party in such Independent Filing, in which case (i) such other parties shall pay to the filing party such other party's share of Prosecution Costs incurred by the filing party to date in connection with such Independent Filing plus an amount equal to twenty percent (20%) (a "Premium") of all such Prosecution Costs,
               (ii) all Patent Rights arising or resulting from such filing shall be deemed Jointly Developed Technology for all purposes under this Agreement, and (iii) thereafter all of the other provisions of this Section 4.5 shall apply to such patent application (with the filing party serving as the Responsible Party).

            13. Amendment of Section 4.6(b). Section 4.6(b) of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

                    "(b) Jointly Developed Technology. Promptly upon receipt of any Infringement Notice relating to Infringement of Jointly Developed Technology, the Committee shall meet to determine appropriate action to take with respect to such Infringement (the "Committee's Determination"), including (i) whether the parties should prosecute such Infringement jointly, whether any party should prosecute such Infringement independently, or whether no action should be taken by the parties with respect to such Infringement, (ii) in the event that the Committee determines to prosecute such Infringement jointly, the party or parties to have primary responsibility therefor (the "Responsible Party(ies)"),
               (iii) allocation among the parties of expenses to be incurred with respect to the prosecution of such Infringement, (iv) allocation among the parties of any damages recovered in respect of such Infringement, and (v) any other matter deemed relevant by the Committee in respect of such Infringement. With respect to any joint prosecution, the Responsible Party(ies) shall take such action, as deemed appropriate, whether by action,

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               suit, proceeding or otherwise, in accordance with the Committee's
               Determination to prevent or eliminate the Infringement and to collect damages with respect thereto. Except as set forth below, all costs and expenses incurred by any party in connection with the Infringement shall be borne by the parties in accordance with the Committee's Determination. Except as set forth below, damages recovered by any party in such action, suit or proceeding in connection with such Infringement shall be apportioned among the parties in accordance with the Committee's Determination. In the event that the Committee is unable to make a determination mutually acceptable to the parties as to how to proceed with respect to such Infringement, any party shall be entitled to prosecute such Infringement in its own name and on its own behalf, in which case such party shall bear all costs and expenses incurred by it in connection with prosecuting such Infringement and shall retain all damages recovered in respect thereof."

            14. Amendment of Section 4.7. Section 4.7 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "4.7 Infringement of Third Party Rights.

                    (a) Notice. If Dermion, Iomed or Novartis shall become aware of any Infringement Action with regard to the manufacture, use or sale of any System incorporating (or developed or manufactured through processes incorporating) Jointly Developed Technology, the party aware shall promptly notify the other parties of the same and fully disclose, to its knowledge, the basis therefor.

                    (b) Infringement Actions with respect to Products. If the
               Infringement Action relates to a Product incorporating (or developed or manufactured through processes incorporating) Jointly Developed Technology, the parties shall jointly compromise or defend the Infringement Action on such basis and on such terms as the parties shall mutually agree. In such event the parties shall cooperate fully with respect to the compromise or defense of such Infringement Action, and each party shall keep the other fully informed as to the status of such Infringement Action. If, in connection with such Infringement Action, Dermion, Iomed or Novartis is required to obtain a Third Party License in order to make, have made, use or sell Products incorporating (or developed or manufactured through processes incorporating) Jointly Developed Technology, such Third Party License shall be obtained for the benefit of all of Dermion, Iomed and Novartis, and all rights under such Third Party License shall be held jointly by the parties. All Settlement Costs incurred by the parties with respect to such Infringement Action shall be borne eighty percent (80%) by Novartis and twenty percent (20%) by Iomed or Dermion.

                    (c) Infringement Actions with respect to Other Systems. If the Infringement Action relates to a System incorporating (or developed or manufactured through processes incorporating) Jointly Developed Technology, which System is not a Product developed pursuant to the Program, the Committee shall meet to determine appropriate action to take with respect to such Infringement Action, including (i) whether the parties should compromise or defend such Infringement jointly or whether a particular party should compromise or defend such Infringement independently, (ii) in the event that the Committee determines to compromise or defend such Infringement Action jointly, the party or parties to have primary responsibility therefor, (iii) allocation among the parties of expenses to be incurred with respect to the compromise or defense of such prosecution, (iv) allocation among the parties of rights under any Third Party License obtained in connection with such Infringement Action, and
               (v) any other matter deemed relevant by the Committee in respect of such Infringement Action. In the event that the Committee is unable to make a determination mutually acceptable to the parties as to how to proceed with respect to such Infringement Action, any party shall be entitled to compromise or defend such Infringement Action in its own name and on its own behalf, in which case such party shall bear all Settlement Costs incurred by it in connection with compromising or defending such Infringement Action and shall retain sole ownership of all rights under any Third Party License obtained by it in connection with such Infringement Action."

            15. Amendment of Section 5.2. Section 5.2 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "5.2 License from Novartis. Novartis hereby grants to Dermion and to Iomed during the term of this Agreement a non-exclusive, royalty-free, license under the Patent Rights included in the Novartis Technology to make, have made, use and sell Products in the Territory pursuant to the Program. In addition to the foregoing, Novartis hereby grants to Dermion and to Iomed during the term of this Agreement a non-exclusive license to practice the Know-How included in the Novartis Technology in the Territory pursuant to the Program. All rights to Novartis Technology (including Patent

               Rights and Know-How) granted to Dermion and to Iomed pursuant to this Agreement shall terminate upon the effective date of termination of this Agreement, and neither Dermion nor Iomed shall have any right, title or interest in such Novartis Technology thereafter."

            16. Amendment of Section 5.3(a). Section 5.3(a) of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

                    "(a) Dermion and Iomed. Notwithstanding any other provision of this Agreement, neither Dermion nor Iomed shall sublicense the rights granted to it under Section 5.2 (except to the other)without the prior written consent of Novartis, which Novartis may give or withhold in its sole discretion. Notwithstanding the foregoing, Dermion and Iomed each shall have the right to license to the other, without restriction (other than that any such license shall impose upon the licensee the same restrictions as are applicable to the licensor under this Agreement), any right or license granted to it by Novartis pursuant to this Agreement."

            17. Amendment of Section 5.4. Section 5.4 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "5.4 Transfers of Second Generation Technology by Dermion and Iomed. If at any time during the term of this Agreement and for a period of five (5) years after the effective date of termination thereof, Dermion or Iomed obtains any Patent Rights covering Second Generation Technology (as defined below), Dermion or Iomed, as the case may be, shall notify Novartis in writing of such event. Dermion and Iomed agree that for a period of thirty
               (30) days from such notice (the "Dermion/Iomed Standstill Period"), (i) Dermion or Iomed, as the case may be, will negotiate in good faith with Novartis to reach an agreement to license the Second Generation Technology to Novartis on terms and conditions acceptable to the parties, and (ii) Dermion or Iomed, as the case may be, shall not negotiate or enter into a binding agreement with any third party to Transfer the Second Generation Technology, provided, that clause (ii) of this sentence shall only apply during the term of this Agreement. If, upon expiration of the Dermion/Iomed Standstill Period, Novartis and either Dermion or Iomed, as appropriate, have not reached an agreement for the license of such Second Generation Technology to Novartis, Dermion or Iomed, as the case may be, shall be free to Transfer such Second Generation Technology to any third party. In addition, if Novartis and Dermion or Iomed, as the case may be, have reached an agreement for a license, Dermion or Iomed, as the case may be, shall also be free to Transfer such Second Generation Technology to any third party to the extent permitted under the terms of the license from Dermion or Iomed, as the case may be, to Novartis. Notwithstanding the foregoing, Dermion or Iomed, as the case may be, shall not be required to enter into a license with Novartis if and to the extent that the terms of such license would, in the good faith judgment of Dermion or Iomed on advice of counsel, violate the terms of any agreement between Dermion or Iomed, as the case may be, and any third party then in effect. As used in this Section 5.4, "Second Generation Technology" shall mean any technology (including Patent Rights and Know-How), other than Improvements to Dermion Technology or IOMED Technology, developed by Dermion or Iomed that is applicable or potentially applicable to the development of Systems. If any transaction is covered by both this Section 5.4 and Section 8.4 below, the terms of Section 8.4 shall exclusively govern such transaction. The parties specifically agree that all technology to which Iomed has acquired a license pursuant to those Agreements, dated April 14, 1997, between Iomed and Drug Delivery Systems, Inc. (an affiliate of Elan Corporation plc) shall constitute "Second Generation Technology" under this paragraph 5.4; provided that the Dermion/Iomed Standstill Period in respect to such technology shall commence upon December 1, 1997."

            18. Elimination of Section 5.5. From and after the effective date of this Agreement, Section 5.5 of the R&D Agreement, entitled "Future IOMED Licenses" shall be deemed to be entirely deleted and removed therefrom, and shall have no further force or effect.

            19. Amendment of Section 8.2. Section 8.2 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "8.2 Unrestricted Iomed Areas. No provision of this Agreement shall be deemed or construed to restrict Iomed's right, on its own behalf and not for a third party, to conduct research and development with respect to or to develop Systems for Drugs used in the treatment of acute inflammation or for the inducement of local anesthesia."

            20. Amendment of Section 8.3(a). Section 8.3(a) of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

                    "(a) Covenant Against a Change of Control of Dermion. Iomed
               and Dermion covenant and agree that until March 29, 1998, without the prior written consent of Novartis, they shall not cause or approve a Change of Control of Dermion. The provisions of this paragraph 8.3(a) shall not restrict Iomed's right to issue debt or equity securities, to engage or participate in a merger or consolidation (whether or not it is the surviving corporation in such transaction), to sell all or substantially all of its assets, or to engage in any similar transaction or series of transactions. For the purpose of this Section 8.3 and Section 8.4 hereof, the transfer of Dermion's assets to Iomed, whether by dividend or other means, and subsequent sale or other conveyance of those assets to a third-party (other than as part of a transaction described in the immediately preceding sentence) shall constitute a Change of Control of Dermion."

            21. Amendment of Section 8.4. Section 8.4 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "8.4 Right of First Offer.

                    (a) Offer. If at any time the Board of Directors of Dermion proposes to enter into or approve a transaction or series of related transactions which, if consummated, would result in a Change of Control of Dermion (a "Transaction"), then it shall promptly forward to Novartis a written notice (an "Offer Notice") offering to enter into a Transaction with Novartis and specifying the purchase price (the "Proposed Purchase Price") and other terms and conditions under which it would enter into such Transaction with Novartis (the offer made in any such Offer Notice, the "Offer"). Novartis shall have sixty (60) days after its receipt of an Offer Notice (the "Acceptance Period") to provide written notice to Dermion of its acceptance of the Offer. Additionally, if the Board of Directors of Iomed proposes to enter into or approve either a sale or similar transfer of the Dermion Shares held by Iomed or the sale of the assets employed by Dermion in its business (other than in a transaction or series of transactions of the type described in the immediately following sentence of this Section 8.4(a)), and if such transaction would result in a Change in Control of Dermion, Iomed shall provide Novartis with written notice of the type described in the first sentence of this Section 8.4(a), and Novartis shall have offer rights, in regard to the transaction or series of transactions described in such notice, as set forth in hereunder this Section 8.4, as if the proposed transaction by Iomed constituted a "Transaction" by Dermion. Notwithstanding any provision or interpretation of this Agreement to the contrary, a "Transaction" shall not be deemed to include any sale by Iomed of its debt or equity securities, any merger or consolidation involving Iomed, or the sale by Iomed of all or substantially all of its assets.

                    (b) Response to Offer. If Novartis accepts the Offer, it
               shall be obligated to consummate such Transaction at the price and other terms specified in the Offer Notice within one hundred twenty (120) days after the acceptance of the Offer, subject to negotiation of a definitive acquisition agreement containing representations and warranties, covenants, conditions to closing and such other terms and conditions customary for agreements of its type. If Novartis rejects the Offer (or otherwise fails to forward an acceptance of the Offer prior to the expiration of the Acceptance Period), Dermion shall, for a period of two hundred seventy (270) days after expiration of the Acceptance Period, have the right to consummate a Transaction of the type described in the Offer Notice only at a price greater than ninety percent (90%) of the Proposed Purchase Price and on such other terms and conditions more favorable to it than those offered to Novartis (unless Novartis consents to such lower price or other terms and conditions, which consent shall not be unreasonably withheld, it being understood that Novartis' withholding of consent based on its desire to consummate a Transaction at such lower price or other terms and conditions shall be deemed reasonable); provided, however, that in the event that a Transaction has not been consummated within such two hundred seventy (270) day period, then any proposed future Transaction shall continue to be subject to this Section 8.4.

                    (c) Survival. The offer rights of Novartis described in this
               Section 8.4 shall survive any termination of this Agreement for a period of twelve (12) months from the effective date of such termination; provided, however, that if for any annual period during the term hereof the amount of funding which Novartis is required to provide to Dermion under this Agreement represents less than 50% of Dermion's operating budget for such annual period, the offer rights of Novartis hereunder shall terminate and this paragraph 8.4 shall permanently cease to be effective."

            22. Amendment of Section 9.3. Section 9.3 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "9.3 Survival Upon Termination. The parties agree that their respective rights and obligations pursuant to Sections 2.4(f), 2.5(e), 3.1-3.3 (to the extent of the Exclusivity Period), 4.1-4.4, 4.6, 4.7, 5.1, 5.3(b), 5.4, 6.3-6.6, 7.4, 8.1, 8.3, 8.4,
               (subject to the limitation set forth in Section 8.4(c)), 9.3-9.5, 9.6, 9.7, 9.8, 10.1, 10.2, 11.1 and 11.10 shall survive termination of this Agreement for any reason, and a non-breaching party shall have the right to seek monetary or injunctive relief upon any material breach by the other parties of such provisions, provided that such rights and obligations shall in any event terminate on the tenth (10th) anniversary of the effective date of termination of this Agreement."

            23. Amendment of Section 11.2. Section 11.2 of the R&D Agreement is hereby modified and amended to read in its entirety as follows:

               "11.2 Publicity. Except after consultation with the other parties, no party shall publicize, advertise, announce or publicly describe to any Governmental Authority or other Person, the terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by Applicable Law or as required pursuant to this Agreement. In the event that Dermion or IOMED on the one hand or Novartis on the other is requested or required pursuant to Applicable Law by any Governmental Authority to disclose to any Governmental Authority or other Person any terms of this Agreement, the party subject to such request or requirement shall provide the other with prompt written notice of such request or requirement so that the other party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the other party, the party being requested or required to disclose such terms of this Agreement is nonetheless legally compelled to disclose such terms, it may, without liability hereunder, disclose only that portion of this Agreement which it is legally compelled to disclose. Notwithstanding the provisions of this paragraph 11.2, Iomed shall have the right, in connection with any public offering of its securities, to disclose the terms and conditions of this Agreement and to file this Agreement with the Securities and Exchange Commission to the extent recommended by its legal counsel; provided that such disclosure or filing is reviewed and approved by

               Novartis, which approval shall not be unreasonably withheld or delayed."

            24. Amendment of Certain Provisions of Section 11.6. Those provisions of Section 11.6 of the R&D Agreement which set forth the addresses and telecopier numbers of the Parties are hereby modified and amended to provide as follows:


                        If to Iomed or Dermion:

                                    Iomed, Inc.
                                    3385 West 1820 South
                                    Salt Lake City, Utah  84104
                                    Attn: Chief Executive Officer
                                    Tel: 801-972-1191
                                    Fax: 801-972-9072


                        If to Novartis:

                                    Novartis Pharmaceuticals Corporation
                                    59 Route 10
                                    East Hanover, New Jersey  07936-1080
                                    Attn: Vice President, Business Development
                                          and Licensing
                                    Fax: (973) 503-6056

                        With a copy to:

                                    Novartis Pharmaceuticals Corporation
                                    59 Route 10
                                    East Hanover, New Jersey 07936-1080
                                    Attn: General Counsel
                                    Tel: (973) 503-5230
                                    Fax: (973) 503-6477

            25. Further Assurances. The Parties shall each take and perform such additional acts, including the execution and delivery of instruments and documents, and shall do all such other things as may be reasonably necessary to implement and document the modifications and amendments of the R&D Agreement contemplated by this Agreement.

            26. Confirmation and Ratification of the R&D Agreement. Each Party herewith ratifies and confirms the R&D Agreement, as specifically modified and amended by paragraphs 1 through 24 of this Agreement, as their valid and binding legal agreement and obligation, and confirm that the R&D Agreement, as specifically modified and amended by paragraphs 1 through 24 hereof, remains enforceable against each such Party in accordance with its terms.

            27. Dispute Resolution. Any controversy, claim or dispute among the Parties concerning this Agreement or the breach hereof or the subject matter hereof, shall be resolved and finally settled by arbitration in accordance with the provisions of Section 11.1 of the R&D Agreement.

            28. Governing Law. This Agreement, and the modifications to the R&D Agreement contemplated hereby, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

            29. Entire Agreement. This Agreement contains the entire agreement and understanding of the Parties in regard to the amendment and modification of the R&D Agreement, and supersedes any prior understandings and agreements, whether written or oral, among the Parties in regard to the amendment and modification of the R&D Agreement.

            30. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original instrument, but all of which, taken together, shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Parties have caused this First Amendment of Research and Development Agreement to be executed by their duly authorized representatives as of the date first herein written.

                                   IOMED:

                                   Iomed, Inc.

                                   By:  /s/  Ned M. Weinshenker
                                      ------------------------------------------
                                      Ned M. Weinshenker,
                                      President and Chief Executive Officer

                                   DERMION:

                                   Dermion, Inc.

                                   By:  /s/  Robert J. Lollini
                                      ------------------------------------------
                                      Robert J. Lollini, Secretary

                                   NOVARTIS:

                                   Novartis Pharmaceutical Corporation

                                   By:   [SIG]
                                      ------------------------------------------
                                   Its:
                                       -----------------------------------------